Exhibit (a)(i)

                     Amended and Restated Deposit Agreement,
                          dated as of November 19, 1997


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                                  GROUPE DANONE
                                       AND

                                 CITIBANK, N.A.,
                                 As Depositary,

                                       AND

                      ALL HOLDERS AND BENEFICIAL OWNERS OF
                     AMERICAN DEPOSITARY SHARES EVIDENCED BY
                          AMERICAN DEPOSITARY RECEIPTS
                                ISSUED HEREUNDER

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                     Amended and Restated Deposit Agreement

                    ========================================

                          Dated as of November 19, 1997

================================================================================

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                                TABLE OF CONTENTS

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PARTIES .......................................................................1
RECITALS ......................................................................1
ARTICLE I. DEFINITIONS ........................................................1
    SECTION 1.01. American Depositary Shares ..................................2
    SECTION 1.02. Beneficial Owner ............................................2
    SECTION 1.03. Commission ..................................................2
    SECTION 1.04. Company......................................................2
    SECTION 1.05. Custodian: Custodians .......................................2
    SECTION 1.06. Deposit. Surrender. Delivery ................................2
    SECTION 1.07. Deposit Agreement ...........................................3
    SECTION 1.08. Depositary...................................................3
    SECTION 1.09. Deposited Securities ........................................3
    SECTION 1.10. Dollars: Francs: FF .........................................3
    SECTION 1.11. Holder ......................................................3
    SECTION 1.12. Nominee .....................................................3
    SECTION 1.13. Principal Office ............................................3
    SECTION 1.14. Receipts ....................................................4
    SECTION 1.15. Registrar ...................................................4
    SECTION 1.16. Restricted Securities........................................4
    SECTION 1.17. Securities Act of 1933 ......................................4
    SECTION 1.18. Securities Exchange Act of 1934 .............................4
    SECTION 1.19. Shares ......................................................4
    SECTION 1.20. United States ...............................................5
ARTICLE II. FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND
DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS...................................5
    SECTION 2.01. Form and Transferability of Receipts ........................5
    SECTION 2.02. Deposit of Shares ...........................................6
    SECTION 2.03. Execution and Delivery of Receipts ..........................7
    SECTION 2.04. Transfer of Receipts: Combination and
    Split-up of Receipts.......................................................8
    SECTION 2.05. Surrender of Receipts and Withdrawal of
    Deposited Securities ......................................................8
    SECTION 2.06. Limitations on Execution and Delivery. Transfer. Etc. of
    Receipts. Suspension of Delivery. Transfer. Etc ...........................9
    SECTION 2.07. Lost Receipts. Etc .........................................10
    SECTION 2.08. Cancellation and Destruction of Surrendered Receipts .......11
ARTICLE III. CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS ......................11
    SECTION 3.01. Filing Proofs. Certificates and Other Information ..........11
    SECTION 3.02. Liability of Holder for Taxes ..............................12
    SECTION 3.03. Representations and Warranties on Deposit of Shares ........12
    SECTION 3.04. Disclosure of Interests ....................................12


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ARTICLE IV. THE DEPOSITED SECURITIES .........................................14
    SECTION 4.01. Power of Attorney ..........................................14
    SECTION 4.02. Cash Distributions: Withholding ............................15
    SECTION 4.03. Distributions Other than Cash or Shares ....................16
    SECTION 4.04. Distributions in Shares ....................................16
    SECTION 4.05. Rights .....................................................17
    SECTION 4.06. Conversion of Foreign Currency..............................20
    SECTION 4.07. Fixing of Record Date ......................................21
    SECTION 4.08. Voting of Shares ...........................................22
    SECTION 4.09. Changes Affecting Deposited Securities......................24
    SECTION 4.10. Available Information ......................................25
    SECTION 4.11. Reports ....................................................25
    SECTION 4.12. Lists of Receipt Holders ...................................25
    SECTION 4.13. Withholding ................................................25
ARTICLE V. THE DEPOSITARY. THE CUSTODIAN AND THE COMPANY .....................27
    SECTION 5.01. Maintenance of Office and Transfer Books by the Depositary  27
    SECTION 5.02. Prevention or Delay in Performance by the Depositary or
    the Company ..............................................................28
    SECTION 5.03. Obligations of the Depositary, the Custodian and
    the Company ..............................................................28
    SECTION 5.04. Pre-Release of Shares and Receipts .........................29
    SECTION 5.05. Resignation and Removal of the Depositary;
    Appointment of Successor Depositary ......................................30
    SECTION 5.06. The Custodian ..............................................31
    SECTION 5.07. Notices and Reports ........................................32
    SECTION 5.08. Issuance of Additional Shares. Etc..........................32
    SECTION 5.09. Indemnification ............................................33
    SECTION 5.10. Charges of Depositary.......................................34
    SECTION 5.11. Retention of Depositary Documents ..........................35
ARTICLE VI. AMENDMENT AND TERMINATION ........................................35
    SECTION 6.01. Amendment ..................................................35
    SECTION 6.02. Termination ................................................36
ARTICLE VII. MISCELLANEOUS ...................................................37
    SECTION 7.01. Counterparts ...............................................37
    SECTION 7.02. No Third Party Beneficiaries ...............................37
    SECTION 7.03. Severability ...............................................37
    SECTION 7.04. Holders as Parties; Binding Effect..........................37
    SECTION 7.05. Notices ....................................................37
    SECTION 7.06. Governing Law ..............................................38
    SECTION 7.07  Compliance with U.S. Securities Laws .......................38
TESTIMONIUM ..................................................................39
SIGNATURES ...................................................................39
EXHIBIT A......................................................................1
FORM OF FACE OF RECEIPT .......................................................I
    Introductory Paragraph ....................................................1
    (1) The Deposit Agreement .................................................2
    (2) Surrender of Receipts and Withdrawal of Deposited Securities...........2


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    (3) Transfers, Split-ups and Combinations .................................3
    (4) Liability of Holder For Taxes .........................................4
    (5) Representations and Warranties on Deposit of Shares by Depositor ......5
    (6) Charges of Depositary..................................................5
    (7) Disclosure of Interests ...............................................6
    (8) Title to Receipts......................................................8
    (9) Validity of Receipt ...................................................8
    (10) Available Information ................................................9
    Signature of Depositary....................................................9
    Address of Principal Office ...............................................9
FORM OF REVERSE OF RECEIPT- Summary of Certain Additional Provisions of the
Depositary Agreement .........................................................10
    (11) Dividends and Distributions: Rights .................................10
    (12) Record .Dates .......................................................11
    (13) Voting of Shares ....................................................12
    (14) Changes Affecting Deposited Securities ..............................14
    (15) Reports: Inspection of Transfer Books................................15
    (16) Withholding .........................................................15
    (17) Liability of the Company and Depositary..............................16
    (18) Pre-Release of Shares and Receipts ..................................17
    (19) Resignation and Removal of Depositary: Substitution of Custodian ....18
    (20) Amendment of Deposit Agreement and Receipts .........................19
    (21) Termination of Deposit Agreement ....................................19
    (22) Retention of Depositary Documents ...................................20
    (23) Power of Attorney ...................................................20
    (24) Compliance with U.S. Securities Laws ................................20
EXHIBIT B: DEPOSITARY FEES AND RELATED CHARGES ................................1


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                     AMENDED AND RESTATED DEPOSIT AGREEMENT

      AMENDED AND RESTATED DEPOSIT AGREEMENT, dated as of November 19, 1997, among GROUPE DANONE, a corporation organized and existing under the laws of The Republic of France (the "Company"), CITIBANK, N.A., a national banking association organized under the laws of the United States of America (the "Depositary"), and all Holders and Beneficial Owners from time to time of American Depositary Shares evidenced by American Depositary Receipts issued hereunder.

                                WITNESSETH THAT:

      WHEREAS, the Company and the Depositary have, pursuant to the terms of a Deposit Agreement, dated December 3, 1990, as amended by Amendment No. 1 to Deposit Agreement, dated as of October 7, 1994, and Amendment No. 2 to Deposit Agreement, dated as of June 1, 1997 (as so amended, the "Original Deposit Agreement"), established an ADR facility enabling the deposit of ordinary shares, nominal value of (euro).50 per share (the "Shares") of the Company from time to time with the Custodian, which at the date hereof is Credit Lyonnais (Paris), as agent of the Depositary for the purposes set forth in this Deposit Agreement, for the creation of American Depositary Shares representing the Shares so deposited and for the execution and delivery of American Depositary Receipts in respect of such American Depositary Shares; and

      WHEREAS, the Company intends to list the American Depositary Shares on the New York Stock Exchange (the "Listing"); and

      WHEREAS, in connection with the Listing, the Company and the Depositary wish to amend and restate the Original Deposit Agreement upon the terms set forth herein;

            NOW, THEREFORE, in consideration of the premises, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:


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      SECTION 1.01. American Depositary Shares. The term "American Depositary
Shares" shall mean the rights and interests in the Deposited Securities created by the Deposit Agreement and by the Receipts (as hereinafter defined) issued thereunder. As of this date, each American Depositary Share represents one-fifth of a Share (as hereinafter defined), until there shall occur a distribution upon Deposited Securities covered by Section 4.04 or a change in Deposited Securities covered by Section 4.09 with respect to which additional Receipts are not executed and delivered, and thereafter American Depositary Shares shall represent the Shares or Deposited Securities specified in such Sections.

      SECTION 1.02. Beneficial Owner. The term "Beneficial Owner" shall mean any person or entity having a beneficial interest deriving from the ownership of an American Depositary Share. A Beneficial Owner may or may not be a Holder of the Receipt evidencing such American Depositary Share. It is, however, understood that the term "Beneficial Owner" shall not include any agent or financial intermediary holding an interest in a Receipt solely to the extent such interest is held for or on behalf of a Beneficial Owner.

      SECTION 1.03. Commission. The term "Commission" shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

      SECTION 1.04. Company. The term "Company" shall mean GROUPE DANONE, a corporation organized and existing under the laws of the Republic of France, having its registered office at 7, rue de Teheran, 75008 Paris, France, and its successors.

      SECTION 1.05. Custodian; Custodians. The term "Custodian" shall mean, as of the date hereof, Credit Lyonnais (Paris) having it principal office at 19 Boulevard des Italiens, Paris, 75002 as custodian and agent of the Depositary for the purposes of this Deposit Agreement, and any other firm or corporation which may be appointed by the Depositary pursuant to the terms of Section 5.06, as a substitute or an additional custodian or custodians hereunder, as the context shall require, and the term "Custodian" shall mean all of them, collectively.

      SECTION 1.06. Deposit, Surrender, Delivery. The terms "deposit", "surrender", or "delivery", when used with respect to Shares, shall refer, where the context requires, to an entry or entries in an account or accounts maintained by institutions authorized under French law to effect transfers


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of securities, and not to the physical transfer of certificates representing the
Shares.

      SECTION 1.07. Deposit Agreement. The term "Deposit Agreement" shall mean this Amended and Restated Deposit Agreement as it may from time to time be amended in accordance with the terms hereof and all instruments supplemental hereto.

      SECTION 1.08. Depositary. The term "Depositary" shall mean Citibank, N.A.,

                                         By /s/ Nancy Lissemore

of America, and any successor as depositary hereunder.

      SECTION 1.09. Deposited Securities. The term "Deposited Securities" as of any time shall mean Shares (as hereinafter defined) at such time deposited (whether by delivery of physical certificates, electronic transfer, or otherwise) or deemed to be deposited under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian in respect thereof and at such time held hereunder, subject in the case of cash to the provisions of Section 4.06.

      SECTION 1.10. Dollars; Francs; FF. The term "dollars" shall mean United States dollars. The term "Francs" or "FF" shall mean the lawful currency of The Republic of France.

      SECTION 1.11. Holder. The term "Holder" shall mean the person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.

      SECTION 1.12. Nominee. The term "Nominee" when used with respect to the Depositary shall mean such nominee or nominees as the Depositary shall appoint from time to time to act on its behalf in connection with the performance of its duties and obligations under this Deposit Agreement. The Nominee may be the Custodian or another French entity entitled to act as nominee under relevant French laws and regulations. The Nominee shall perform such duties under this Deposit Agreement to the extent the Depositary designates in its appointment of the Nominee. Such appointment may be evidenced by written agreement, letter, telegram, telex or facsimile transmission or orally with subsequent confirming agreement, letter, telegram, telex or facsimile transmission.

      SECTION 1.13. Principal Office. The term "Principal Office", when used with respect to the Depositary, shall be the Corporate Agency Office of the Depositary at which at any particular time its depositary


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receipts business shall be administered, which, currently the Depositary's
Corporate Agency Office is located at 388 Greenwich Street, 14th floor, New York, New York 10013, U.S.A. The Depositary's Corporate Agency Office is at a different address than its Principal Executive Office. Its Principal Executive Office is at 399 Park Avenue, New York, New York 10043.

      SECTION 1.14. Receipts. The term "Receipts" shall mean the American Depositary Receipts issued hereunder evidencing American Depositary Shares, as such American Depositary Receipts may be amended from time to time in accordance with the provisions of this Deposit Agreement. A Receipt may evidence any number of American Depositary Shares.

      SECTION 1.15. Registrar. The term "Registrar" shall mean, as of the date hereof, Citibank, N.A., and any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed by the Depositary, upon the request or with the approval of the Company, to register Receipts and transfers of Receipts as herein provided, and shall include any co-registrar appointed by the Depositary, upon the request or with the approval of the Company, for such purposes.

      SECTION 1.16. Restricted Securities. The term "Restricted Securities" shall mean Shares or American Depositary Shares representing such Shares which are (a) subject to resale limitations under the Securities Act of 1933 (as hereinafter defined) or the rules issued thereunder (including, without limitation, Rule 144), or (b) held by an executive officer or director (or person performing similar functions) or other affiliate (as such term is defined in the Securities Exchange Act of 1934) of the Company, or (c) subject to other restrictions on sale or deposit under the laws of the United States or The Republic of France or under any agreement or the Statuts (as hereinafter defined) of the Company.

      SECTION 1.17 Securities Act of 1933. The term "Securities Act of 1933" shall mean the United States Securities Act of 1933, as from time to time amended.

      SECTION 1.18. Securities Exchange Act of 1934. The term "Securities Exchange Act of 1934" shall mean the United States Securities Exchange Act of 1934, as from time to time amended.

      SECTION 1.19. Shares. The term "Shares" shall mean ordinary shares, in bearer form (i.e. registered as "titres au porteur" with the Societe Interprofessionnelle pour la Compensation des Valeurs Mobilieres, an organization that, inter alia, maintains shares and other securities accounts of French listed companies), (euro).50 nominal value per share, of the Company and shall include evidence of rights to receive Shares; provided, however, that, if there shall occur any change in nominal value, a split-up


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or consolidation, cancellation or any other reclassification or, upon the occurrence of an event described in Section 4.09, an exchange or conversion in respect of the ordinary shares of the Company, the term "Shares" shall thereafter mean the successor securities resulting from such change in nominal value, split-up or consolidation or such other reclassification or such exchange or conversion.

      SECTION 1.20. United States. The term "United States" shall mean the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

                                   ARTICLE II
          FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND DELIVERY,
                       TRANSFER AND SURRENDER OF RECEIPTS

      SECTION 2.01. Form and Transferability of Receipts. Definitive Receipts shall be engraved, printed or lithographed on steel-engraved borders or in such other form as may be agreed upon by the Company and the Depositary, and shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. Such Receipts shall be executed and dated by the Depositary by the manual signature of a duly authorized officer of the Depositary; provided, however, that such signature may be a facsimile if a Registrar for the Receipts shall have been appointed and such Receipts are countersigned by the manual signature of a duly authorized officer of the Registrar and dated by such officer. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if a Registrar shall have been appointed, by the manual signature of a duly authorized officer of the Registrar, and such execution of any Receipt by manual signature shall be conclusive evidence, and the only evidence, that such Receipt has been duly executed and delivered hereunder. The Depositary shall maintain books in which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered. Receipts bearing the manual or facsimile signature of a duly authorized officer of the Depositary, who was at any time a proper officer of the Depositary, shall bind the Depositary, notwithstanding the fact that such officer has ceased to hold such office prior to the execution of such Receipts by the Registrar and their delivery or such officer did not hold such office at the date of such Receipts.


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      The Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be necessary to enable the Depositary to perform its obligations hereunder or as may be required to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange or market upon which American Depositary Shares may be traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

      Title to a Receipt (and to each American Depositary Share evidenced thereby), when such Receipt is properly endorsed or accompanied by proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the Holder thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

      SECTION 2.02. Deposit of Shares. Subject to the terms and conditions of this Deposit Agreement, Shares may be deposited by any person including the Depositary in its individual capacity by delivery thereof to the Custodian, accompanied by any appropriate instrument or instruments of transfer or endorsement, in form satisfactory to such Custodian including by electronic transfer thereof to the account maintained by the Custodian designated for such purpose, together with all such certifications as may be required by the Depositary or such Custodian in accordance with the provisions of this Deposit Agreement, and together with a written order directing the Depositary to execute and deliver to, or upon the written order of, the person on persons stated in such order a Receipt or Receipts for the number of American Depositary Shares representing the Shares so deposited. No Shares shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary (which may be an opinion of counsel) that any necessary approval has been granted by (i) the governmental agency in The Republic of France, if any, that is then performing the function of the regulation of currency exchange,


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and (ii) the governmental authority or body in France, if any, that is then performing the function of the regulation of foreign ownership of French companies, and the Company agrees that it will not, and will not permit any of its affiliates to, deposit any Shares in respect of which any such necessary approval has not been granted. If required by the Depositary, Shares presented for deposit (including deposits by electronic transfer) at any time, whether or not the transfer books of the Company are closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Depositary of any dividend or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been recorded may thereafter receive upon or in respect of any such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

      At the request and risk and expense of any holder of Shares, and for the account of such holder, the Depositary may receive Shares to be deposited, together with the other instruments herein specified, for the purpose of forwarding such Shares to the Custodian for deposit hereunder.

      Upon each delivery (including deposits by electronic transfer) to a Custodian of Shares to be deposited hereunder, together with the other documents above specified, such Custodian shall, as soon as transfer and recordation can be accomplished, transfer and record the Shares being deposited in the name of the Depositary or its Nominee or such Custodian or its Nominee.

      Deposited Securities shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary or at such other place or places as the Depositary shall determine. As long as any Shares are held pursuant to this Deposit Agreement, the Depositary shall use its best efforts to cause the Custodian to hold at least one Share issued in registered form in its own name.

      SECTION 2.03. Execution and Delivery of Receipts. Upon receipt by a Custodian of a deposit pursuant to Section 2.02 hereunder (and in addition, if the transfer books of the Company are open, a proper acknowledgment or other evidence from the Company or the appointed agent of the Company for transfer and registration of the Shares, satisfactory to the Depositary that any Deposited Securities are properly held by the Depositary or such Custodian), together with the other documents required as above specified, such Custodian shall notify the Depositary of such deposit and the


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person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and the number of American Depositary Shares to be evidenced thereby. Such notification shall be made by letter or, at the request and risk and expense of the person making the deposit, by cable, telex or facsimile transmission. Upon receiving such notice from such Custodian, the Depositary or its agent, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver at its Corporate Agency Office to or upon the order of the person or persons named in the notice delivered to the Depositary, a Receipt or Receipts, registered in the name or names requested by such person or persons and evidencing in the aggregate the number of American Depositary Shares to which such person is entitled, but only upon payment to the Depositary of the fee, if any, of the Depositary for the issuance, execution and delivery of such Receipt or Receipts (as set forth on Exhibit B hereto) and of all taxes and governmental charges and fees, if any, payable in connection with such deposit and the transfer of the deposited Shares.

      SECTION 2.04. Transfer of Receipts: Combination and Split-up of Receipts. The Depositary, subject to the terms and conditions of this Deposit Agreement and any Receipt, shall register transfers of Receipts on its transfer books, upon any surrender of a Receipt by the Holder thereof in person or by duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer and duly stamped as may be required by the laws of the State of New York, the United States of America. Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto.

      The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, representing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

      SECTION 2.05. Surrender of Receipts and Withdrawal of Deposited Securities. Upon surrender at the Corporate Agency Office of the Depositary of a Receipt for the purpose of withdrawal of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt or representing such person's beneficial interest, and upon payment of the fee, if any, of the Depositary for the surrender and cancellation of Receipts (as set forth on Exhibit B hereto) and subject to the terms


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and conditions of this Deposit Agreement, the Holder of such Receipt shall be entitled to delivery, to him or upon his order, of the Deposited Securities at the time represented by the American Depositary Shares evidenced by such Receipt or representing such person's beneficial interest. Delivery of such Deposited Securities may be made by the delivery to such Holder or as ordered by him. Such delivery shall be made, as hereinafter provided, without unreasonable delay.

      A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed or accompanied by proper instruments of transfer, and the Holder thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order. Thereupon the Depositary shall direct the Custodian to deliver at the office of the Custodian, subject to Sections 2.06, 3.01 and 3.02 and to the other terms and conditions of this Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary as provided above, the Deposited Securities represented by such Receipt, except that the Depositary may make delivery to such person or persons at the Corporate Agency Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

      At the request, risk and expense of any Holder so surrendering a Receipt, and for the account of such Holder, the Depositary shall direct the Custodian to forward a certificate or certificates and other proper documents of title for the Deposited Securities represented by such Receipt to the Depositary for delivery at the Corporate Agency Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

      SECTION 2.06. Limitations on Execution and Delivery, Transfer, Etc. of Receipts, Suspension of Delivery, Transfer, Etc. As a condition precedent to the execution and delivery, registration, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, the Company or the Custodian may require payment from the presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge


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and fee with respect to Shares being deposited or Deposited Securities withdrawn) and payment of any applicable fees as herein provided, and may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any laws or governmental regulations relating to American depositary receipts or to the withdrawal of Deposited Securities.

      The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the delivery of Receipts against the deposit of particular Shares may be withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer generally may be suspended, during any period when the transfer books of the Depositary or the appointed agent for the Company for the transfer and registration of Shares are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company, in good faith, at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement or the Company's Articles of Association ("Statuts") or for any other reason. Notwithstanding any other provision of this Deposit Agreement, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended, except as required in connection with (i) temporary delays caused by closing the transfer books of the Depositary or the Company (or the appointed agent for the Company for the transfer and registration of Shares) or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and
(iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares. The Depositary will comply with written instructions from the Company requesting that the Depositary not accept for deposit hereunder any Shares or rights identified in such instructions in order to facilitate the Company's compliance with U.S Federal and State securities laws.

      SECTION 2.07. Lost Receipts. Etc. In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like tenor, in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt, upon the Holder thereof filing with the Depositary (a) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (b) a sufficient indemnity bond and satisfying any other reasonable requirements imposed by the Depositary.

      SECTION 2.08. Cancellation and Destruction of Surrendered Receipts. All Receipts physically surrendered to the Depositary shall be cancelled by the Depositary. Cancelled receipts shall not be entitled to any benefits under this Agreement or be valid or obligatory for any purpose. The Depositary is authorized to destroy physically surrendered Receipts so cancelled. The Depositary agrees to maintain records of all Receipts cancelled or destroyed under this Section 2.08, in accordance with procedures customarily followed by stock transfer agents located in New York City.

                                   ARTICLE III
                   CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS

      SECTION 3.01. Filing Proofs, Certificates and Other Information. Any person presenting Shares for deposit or any Holder or Beneficial Owner of a Receipt may be required from time to time to file such proof of citizenship, residence or exchange control approval, payment of applicable French or other taxes or governmental charges, to provide information relating to the registration on the books of the Company or the appointed agent of the Company for the transfer and registration of Shares presented for deposit or other information, to execute such certificates and to make such representations and warranties as the Depositary may deem necessary or proper to comply with applicable laws or regulations or to enable the Depositary or the Company to perform its obligations hereunder. The Depositary may withhold the execution or delivery or registration of transfer of all or part of any Receipt or the distribution or sale of any dividend or other distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed. The Depositary shall provide the Company, in a timely manner, with copies of any such proofs and certificates and such written representations and warranties as aforesaid which it receives.

      SECTION 3.02. Liability of Holder for Taxes. If any French or other tax or other governmental charge shall become payable with respect to any Deposited Securities represented by the American Depositary Shares evidenced by any Receipt, such tax or other governmental charge shall be payable by the Holder of such Receipt to the Depositary. The Depositary may refuse and the Company shall be under no obligation, to effect any registration of transfer of all or part of such Receipt or any withdrawal of Deposited Securities represented thereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder and Beneficial Owner thereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder and Beneficial Owner of such Receipt remaining liable for any deficiency.

      SECTION 3.03. Representations and Warranties on Deposit of Shares. Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares are validly issued, fully paid and non-assessable and any preemptive rights have been validly waived and that the person making such deposit is duly authorized so to do. Every such person shall also be deemed to represent and warrant that the Shares being deposited and the American Depositary Shares representing such Shares are not Restricted Securities. Such representations and warranties shall survive the deposit of Shares and the issuance of Receipts in respect thereof. If such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions reasonably necessary to correct the consequences thereof.

      SECTION 3.04. Disclosure of Interests. For purposes of this Section 3.04 only, the term "Shares" shall mean any shares issued by the Company, including bearer and registered shares. Notwithstanding any other provisions of this Deposit Agreement, each Holder and Beneficial Owner agrees to comply with the Company's Statuts, as they may be amended from time to time, and the laws of the Republic of France with respect to the disclosure requirements regarding ownership of Shares, all as if such Receipts were to the extent practicable the Shares represented thereby. As of the date of this Agreement, such disclosure requirements are as follows:

      Pursuant to the Company's Statuts, any person or entity that becomes or ceases to be the owner of Shares or shares assimilated to Shares (which include American Depositary Shares), as discussed below in this Section 3.04, equal to 1% of the voting rights of the Company or a multiple thereof must notify the Company by registered letter (return receipt requested) of the total number of Shares and voting rights held by it, no later than 15 days after acquiring or selling such amount. In order to facilitate compliance with these notification requirements, a Holder or Beneficial Owner may deliver such notification to the Depositary in respect to Shares represented by American Depositary Shares held by such Holder or Beneficial Owner, and the Depositary shall, as soon as practicable after receipt thereof, forward such notification to the Company.

      In the event that a holder fails to comply with the above requirements of the Company's Statuts, and upon request of a holder or holders of 5% or more of the voting rights of the Company, such holder shall not be permitted, in accordance with, and subject to the limitations provided under, French law, to exercise voting rights or grant proxies therefor with respect to any Shares exceeding the above-mentioned thresholds at any shareholders' meeting for a period of two years from the date the required notification has been received.

      Pursuant to the Law on the Security and Transparency of Financial Markets of August 2, 1989, as amended, any person or entity acting alone or in concert with others that acquires, directly or indirectly, more than one-twentieth, one-tenth, one-fifth, one-third, one-half or two-thirds of the total number of Shares or voting rights (or Shares or voting rights assimilated thereto (which include American Depositary Shares), as discussed below in this Section 3.04), must so notify the Company within 15 calendar days and the Conseil des Marches Financiers in each case after the date such threshold has been crossed of the number of Shares it holds and the voting rights attached thereto. A holder of Shares is also required to notify the Company and the Conseil des Marches Financiers if the percentage of Shares or voting rights owned by such holder falls below the levels described in the previous sentence. In order to permit holders of Shares to give the notice required by law, the Company is obligated to file with the Bulletin des Annonces Legales Obligatoires ("BALO") within 15 days of the Company's annual general meeting, information with respect to the total number of votes available as of the date of such meeting. In addition, if the number of available votes changes by more than 5%, the Company is required to notify the BALO, within 15 days of such change, of the number of votes then available.

      In the event that a Holder or Beneficial Owner fails to comply with the requirements set forth in the preceding paragraph, such Holder or Beneficial Owner shall not be permitted to exercise voting rights with respect to any Shares or securities representing Shares exceeding the above-referenced thresholds as to which any required disclosure (as set forth in the preceding paragraph) has not been made until the end of a two-year period following the date on which such Holder or Beneficial Owner has complied with such disclosure requirement. In addition, a French court may, under certain circumstances, eliminate all or part of the voting rights of such Holder or Beneficial Owner for a period not to exceed five years, and such Holder or Beneficial Owner may be subject to criminal penalties.

      The above provisions relating to Shares or voting rights held by a person or an entity also apply to (i) Shares or voting rights held by another person or entity on behalf of such person or entity, (ii) Shares or voting rights held by any company which is directly or indirectly controlled by such person or entity,
(iii) Shares or voting rights held by a third party acting in concert with such person or entity or (iv) Shares or voting rights that such person or entity, or any person or entity referred to in (i), (ii) or (iii) above, is entitled to acquire at its sole option by virtue of an agreement. The Depositary hereby agrees to provide to the Company, upon the Company's reasonable request, any information readily available to it relating to the persons or entities holding American Depositary Shares representing the Shares.

                                   ARTICLE IV
                            THE DEPOSITED SECURITIES

      SECTION 4.01. Power of Attorney. Each Holder and Beneficial Owner, upon acceptance of a Receipt issued in accordance with the terms hereof, thereby appoints the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all steps or action provided for or contemplated herein with respect to the Deposited Securities, including but not limited to those set forth in Article IV, and to take such further steps or action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of this Deposit Agreement.

      SECTION 4.02. Cash Distributions; Withholding. Whenever the Depositary is notified by the Custodian of the receipt of any cash dividend or other cash distribution by the Company on any Deposited Securities, the Depositary shall, or shall cause its agent to, subject to the provisions of Section 4.06, convert such dividend or distribution into dollars and shall as promptly as practicable remit the amount thus received to the Depositary which shall distribute promptly such amount to the Holders of Receipts entitled thereto in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively after deduction or upon payment of the fees and expenses of the Depositary as set forth in Exhibit B hereto; provided, however, that in the event that the Company, the Custodian or the Depositary shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes or other governmental charges, the amount distributed to the Holder of Receipts in respect of American Depositary Shares representing such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder of a Receipt a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of Receipts then outstanding. The Company or its agent or the Depositary or its agent, as appropriate, will remit to the appropriate governmental authority or agency in the Republic of France or any other relevant jurisdiction all amounts withheld and owing to such authority or agency. Evidence of remittance thereof by the Company or its agent to such governmental authority or agency shall be forwarded by the Company to the Depositary promptly upon request. The Depositary and the Custodian shall not be required to provide the Holders or the Beneficial Owners with evidence of such remittance by the Company of taxes withheld or, of the payment of any taxes by the Company, except to the extent the evidence has been provided by the Company (or its agent) to the Depositary. The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental authorities or agencies, and either the Depositary, a Custodian or the Company or its agent, as appropriate, may file any such reports necessary to obtain benefits under the applicable tax treaties for the Holders of Receipts.

      SECTION 4.03. Distributions Other than Cash pr Shares. Whenever the Custodian shall receive any distribution other than cash or Shares upon any Deposited Securities, the Depositary shall cause the securities or property received by the Custodian to be distributed to the Holders of Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the reasonable opinion of the Depositary it cannot cause such securities or property to be distributed or such distribution cannot be made proportionately among the Holders of Receipts entitled thereto, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may reasonably deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Holders of Receipts entitled thereto as in the case of a distribution received in cash in accordance with Section 4.02, provided that any unsold balance of such securities or property shall be distributed by the Depositary to the Holders of Receipts entitled thereto in accordance with such equitable and practicable method as the Depositary shall have reasonably adopted.

      SECTION 4.04. Distributions in Shares. If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, with the Company's approval, and shall, if the Company shall so request, distribute to the Holders of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts for an aggregate number of American Depositary Shares representing the number of Shares received as such dividend or free distribution. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.02. If additional Receipts are not so distributed (except as pursuant to the preceding sentence), each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby. In addition, the

Depositary may withhold any distribution of Receipts under this Section 4.04 if it has not received satisfactory assurances from the Company's counsel that such distribution does not require registration under the Securities Act of 1933 or is exempt from registration under the provisions of the Securities act of 1933.

      SECTION 4.05. Rights.

      (a) Distribution to Holders. Upon receipt of a notice indicating that the Company intends to distribute to the holders of the Deposited Securities rights to subscribe for additional Shares (or any rights of any other nature), the Depositary shall consult with the Company to determine whether it is lawful and feasible to make such rights available to the Holders. The Depositary shall make such rights available to Holders if the Company shall have provided to the Depositary, upon the Depositary's reasonable request, the documentation contemplated in Section 5.08 and the Depositary shall have determined that such distribution of rights is lawful and feasible. In the event such conditions set forth above are satisfied, the Depositary shall establish a record date (upon the terms described in Section 4.07) and establish procedures to distribute such rights (by means of warrants or otherwise) to the Holders entitled thereto in proportion to the number of ADSs representing Deposited Securities held by them, respectively, and to enable the Holders to exercise, sell or transfer the rights (upon payment of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) applicable taxes). The Depositary shall consult with the Company to the extent necessary in establishing such procedures.

      In circumstances in which rights would otherwise not be distributed, if a Holder requests the distribution of warrants or other instruments in order to exercise the rights allocable to the Holder's American Depositary Shares, the Depositary will to the extent lawful and feasible promptly make such rights available to such Holder upon receipt of (a) a written notice from the Company to the Depositary that (i) the Company has elected in its sole discretion to permit such rights to be exercised by such Holder and (ii) such Holder has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable laws, and (b) the documentation contemplated in Section 5.08.

      (b) Sale of Rights. If the Depositary determines it is not lawful or feasible to make the rights available to all or certain Holders, or any rights made available are not exercised and appear to be about to lapse, the Depositary shall use its best efforts to sell such rights, in a riskless principal capacity, at such place and upon such terms (including public and private sale) as it may reasonably deem proper. The Depositary shall consult with the Company to the extent necessary to determine such legality and feasibility. The Depositary shall, upon such sale, convert and distribute proceeds of such sale to the Holders to whom it has determined that it may not lawfully or feasibly make such rights available (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) applicable taxes).

      (c) Exercise of Rights. If the Depositary has distributed warrants or other instruments for rights to all or certain Holders, then upon instruction from such a Holder pursuant to such warrants or other instruments to the Depositary to exercise such rights, upon payment by such Holder to the Depositary for the account of such Holder of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Holder, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Custodian, in each case on behalf of such Holder. As agent for such Holder, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of this Deposit Agreement, and shall, pursuant to Section 2.03 of this Deposit Agreement, execute and deliver Receipts to such Holder. In the event that any Shares deposited in accordance with this paragraph have rights in respect of any distribution of cash, securities, or other properties or Shares which are different from the rights of other Deposited Securities by reason of date of issuance or otherwise, any Receipts executed and from any CUSIP number that is or may be assigned to any other Receipts issued delivered in respect of such Shares ("Rights Receipts") shall bear a CUSIP number that is different hereunder and may be endorsed with such legend as the Depositary and the Company may agree. Rights Receipts shall be treated for all other purposes as identical to Receipts and on such date, pursuant to procedures to be established by the Depositary in consultation with the Company, that they become entitled to the same rights in respect of distributions, they shall become fungible with, and be converted automatically into, Receipts. Until such date, the Depositary will instruct the Custodian to place any Deposited Securities in respect of which such Rights Receipts are issued into a segregated account separate from any other Shares held by the Custodian under this Deposit Agreement or any other depositary receipt facility relating to the Shares.

      (d) Lapse of Rights. If the Depositary is unable to make any rights available to Holders upon the terms described in Section 4.05(a) or to arrange for the sale of the rights upon the terms described in Section 4.05(b), the Depositary shall allow such rights to lapse.

      (e) Except as otherwise provided herein, the Depositary shall not be responsible for (i) any failure to determine that it may be lawful or feasible to make such rights available to Holders in general or any Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or exercise, or (iii) the content of any materials forwarded to the Holders on behalf of the Company in connection with the rights distribution.

      Notwithstanding anything to the contrary in this Section 4.05, the Depositary will not distribute rights or the securities to which any rights relate to the Holders unless and until (i) a registration statement under the Securities Act covering such offering is in effect or (ii) the offering and sale of such securities to the Holders of such Receipts are exempt from registration under the provisions of the Securities Act. In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of property (including rights) an amount on account of taxes or other governmental charges, the amount distributed to the Holders of Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly. In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges.

      There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to exercise rights on the same terms and conditions as the holders of Shares or to receive such rights. Nothing herein shall obligate the Company to file any registration statement in respect of any rights or Shares or other securities to be acquired upon the exercise of such rights.

      SECTION 4.06. Conversion of Foreign Currency. Whenever the Depositary shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary (in light of applicable law) be converted on a reasonable basis into dollars distributable to the Holders of the Receipts entitled thereto and the resulting dollars transferred to the United States, the Depositary shall promptly convert or cause to be converted, by sale or in any other manner permitted by law, such foreign currency into dollars, and such dollars (less any reasonable and customary expenses incurred by the Depositary in the conversion of the foreign currency) shall promptly be distributed to the Holders of Receipts entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of any application of exchange restrictions or otherwise.

      If such conversion with regard to a particular Holder or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.

      If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not (in light of applicable law) convertible on a reasonable basis into dollars distributable to the Holders of Receipts entitled thereto, or if any approval or license of any government or authority or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary shall (a) as to that portion of the foreign currency that is convertible into dollars, make such conversion and, if permitted by applicable law, transfer such dollars to the United States for distribution to Holders in accordance with the first paragraph of this Section 4.06 and (b) as to the nonconvertible balance, if any, (i) if requested in writing by a Holder, distribute or cause the Custodian to distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary or Custodian to such Holder and (ii) hold or cause the Custodian to hold any amounts of non convertible foreign currency not distributed pursuant to the immediate preceding subclause (i) uninvested and without liability for interest thereon for the respective accounts of the Holders entitled to receive the same.

      SECTION 4.07. Fixing of Record Date. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary finds it necessary or convenient in respect of any matter, the Depositary shall fix a record date after consultation with the Company (which shall be as near as practicable to the record date for Shares set by the Company having regard for the rules of the exchange on which the American Depositary Shares are listed) (a) for the determination of the Holders of Receipts who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting or (b) for determining the date on or after which each American Depositary Share will represent the changed number of Shares, subject in each case to the terms and conditions of this Deposit Agreement. Subject to the provisions of Sections 4 01 through 4.06 and to the other terms and conditions of this Deposit Agreement, only the Holders of Receipts at the close of business in New York on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively, to give such voting instructions or to receive such changed number of Shares.

      SECTION 4.08. Voting of Shares. Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall, as soon as practicable thereafter, mail to the Holders of Receipts (A) a notice in English, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (i) such information as is contained in such notice of meeting, and (ii) a statement that the Holders as of the close of business in New York on a record date established by the Depositary pursuant to the terms of this Deposit Agreement will be entitled, subject to any applicable provisions of French law and the Statuts of the Company and the terms of the Deposited Securities (which provisions, if any, will be summarized by the Company and provided to the Depositary for inclusion in such statement), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by such Holder's American Depositary Shares, (B) a voting instruction card to be prepared by the Depositary and the Company (a "Voting Instruction Card") setting forth, inter alia, the date established by the Depositary for the receipt of such Voting Instruction Card (the "Cut-off Date") and (C) copies or summaries in English of any materials provided by the Company for the purpose of enabling the Holders to give instructions for the exercise of such voting rights. Voting instructions may be given only in respect of a number of American Depositary Shares representing an integral number of Shares.

      As a precondition for exercising any voting rights, any persons holding American Depositary Shares who are not the Holders of the Receipt(s) registered in name on the books of the Depositary evidencing such American Depositary Shares (e.g., persons holding their American Depositary Shares through The Depository Trust Company) must arrange for the delivery in a blocked account ("Blocking"), established for such purposes by the Depositary, of the relevant number of American Depositary Shares for the period to commence on the date to be fixed by the Depositary (on a date which shall be as near as practicable to the corresponding date established by the Company in France in respect of the Shares) after consultation with the Company and set forth on the Voting Instruction Card, until the completion of such meeting (the "Blocked Period"). The Depositary will use its best efforts to implement and maintain procedures to allow for the Blocking of American Depositary Shares as contemplated by the preceding sentence. Holders of Receipts registered in name on the books of the Depositary (other than the Depository Trust Company) will not, as a precondition for exercising voting rights, be required to deliver their American Depositary Shares to the Depositary for Blocking but will be required to irrevocably instruct the Depositary not to transfer the Receipts (and not to cancel such Receipts upon receipt of cancellation and withdrawal instructions) evidencing the American Depositary Shares in respect of which voting instructions have been given ("Stop Transfer Instructions"). The Depositary shall, upon receipt of such Stop Transfer Instructions, refuse to transfer (and cancel Receipts upon receipt of cancellation and withdrawal instructions) the Receipts indicated in such Stop Transfer Instructions, during the Blocked Period.

      Upon receipt by the Depositary from a Holder of American Depositary Shares of (i) a properly completed Voting Instruction Card on or before the Cut-off Date and (ii) either the requisite number of American Depositary Shares delivered for Blocking or duly completed Stop Transfer Instructions, the Depositary will, in respect of such American Depositary Shares, forward the voting instructions contained in the Voting Instruction Card to the Custodian and will instruct the Custodian to use reasonable efforts, insofar as practical and permitted under any applicable provisions of French law and the Statuts of the Company, to vote or cause to be voted the Shares represented by such American Depositary Shares in accordance with the instructions set forth in such Voting Instruction Card. The Depositary will only vote, or cause to be voted, or attempt to exercise the right to vote that attaches to, Shares represented by American Depositary Shares in respect of which a properly completed Voting Instruction Card has been received. In the case of a Voting Instruction Card received in respect of any holder of American Depositary Shares who is not the Holder of the Receipt evidencing such American Depositary Shares on the books of the Depositary, the Depositary will not vote or cause to be voted the number of Shares represented by such American Depositary Shares unless the Depositary has received verification that such number of American Depositary Shares has been deposited in a blocked account for the Blocked Period by such person. The Depositary will not vote, or cause to be voted, or attempt to exercise the right to vote that attaches to, Shares represented by American Depositary Shares in respect of which the Voting Instruction Card is improperly completed or in respect of which (and to the extent) the voting instructions included in the Voting Instruction Card are illegible or unclear.

      As each American Depositary Share represents one-fifth of a Share as of this date, voting rights may be exercised only in respect of five American Depositary Shares, or multiples thereof.

      Holders of American Depositary Shares who wish to attend any meeting of the Company's shareholders in person will need to make separate arrangements therefore with the Depositary.

      According to French law and the Company's Statuts, only holders of Shares who hold their Shares in registered form for at least two years will be entitled to double voting rights. Holders of Receipts (which evidence American Depositary Shares representing Shares in bearer form) will not be entitled to double voting rights.

      Notwithstanding anything in this Deposit Agreement to the contrary, the Depositary and the Company may modify or amend the above voting procedures or adopt additional voting procedures from time to time as they determine may be necessary or appropriate to comply with French or United States law or the Statuts of the Company.

      SECTION 4.09. Changes Affecting Deposited Securities. Upon any change in nominal value, split-up, consolidation, cancellation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or the Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities, and the American Depositary Shares shall thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional or new Receipts are delivered pursuant to the following sentence. In any such case the Depositary may, with the Company's approval, and shall, if the Company shall so request, execute and deliver additional Receipts as in the case of a stock dividend on the Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

      Immediately upon the occurrence of any such change, conversion or exchange covered by this Section in respect of the Deposited Securities, the Company shall notify the Depositary in writing of such occurrence and, as soon as practicable after receipt of such notice from the Company, the

Depositary shall give notice thereof, at the Depositary's expense, in writing to all Holders of Receipts.

      SECTION 4.10. Available Information. The Company is subject to the reporting requirements of the Securities Act of 1934 applicable to foreign private issuers and, in accordance therewith, files reports and other information with the Commission. Such information may be inspected by Holders or Beneficial Owners of Receipts and copied at public reference facilities maintained by the Commission located at 100 F. Street, N.E., Washington, D.C. 20549.

      SECTION 4.11. Reports. The Depositary shall make available for inspection by Holders of Receipts at its Corporate Agency Office and at the office of each Custodian any reports and communications received from the Company which are both (a) received by the Depositary or a Custodian or the nominee of either as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall also send to Holders of Receipts copies of such reports when furnished by the Company to the Custodian and Depositary upon the terms set forth in Section 5.07.

      SECTION 4.12. Lists of Receipt Holders. Promptly upon request by the Company, the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of American Depositary Shares by all persons in whose names Receipts are registered on the transfer books of the Depositary.

      SECTION 4.13. Withholding. In connection with any distribution to Holders, the Company or its agent will remit to the appropriate governmental authority or agency all amounts (if any) required under applicable law to be withheld and remitted by the Company or such agent. The Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required under applicable law to be withheld and remitted by the Depositary or the Custodian. The Depositary shall forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental authorities or agencies.

      Notwithstanding any other provision of this Deposit Agreement, in the event that the Depositary determines that any distribution in property (including Shares or rights to subscribe therefor) is subject to any taxes or governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes or governmental charges, including by public or private sale, and the Depositary shall distribute the net proceeds of any such sale and the balance of any such property after deduction of such taxes or governmental charges to the Holders of Receipts entitled thereto in proportion to the number of American Depositary Shares held by them respectively.

      The Depositary agrees to use reasonable efforts to establish procedures acceptable to the French tax authorities to enable eligible US resident Beneficial Owners to recover any excess French withholding taxes initially withheld or deducted from dividends and other distributions of the Company to such US resident Beneficial Owners and to receive any payment in respect of the "avoir fiscal" for which such Beneficial Owners may be eligible from the French Treasury. Upon request of any US resident Beneficial Owner who certifies to the Depositary that it has not already applied for or received a tax refund from the French tax authorities or that such U.S. resident Beneficial Owner's application for such a refund has been rejected, the Depositary will provide a copy of the French form being prescribed for use by the French tax authorities at the time of such request for the filing of an application for such refunds ("Application for Refund"), together with instructions to such Beneficial Owner and will arrange for the filing with the French tax authorities of all such Applications for Refunds if properly completed by such US resident Beneficial Owner and timely returned to the Depositary so as to enable the timely filing of such Application for Refund with the French tax authorities.

      In addition, the Depositary will use reasonable efforts to establish procedures acceptable to the French tax authorities for eligible U.S. resident Holders to be subject to a reduced withholding rate of 15%, if available, at the time dividends are paid. In connection therewith, the Depositary shall take reasonable steps to provide eligible U.S. resident Holders with such forms as may be prescribed by the French Treasury and to take such other reasonable steps as may be required to file such forms with the appropriate French tax authorities.

      The Company shall as soon as practical after the due date for any payment of any tax or other governmental charge to the French tax authorities with respect to any distribution relating to Deposited Securities provide the Depositary with an official receipt from the French tax authorities (or certified copies thereof) setting forth the amounts, if any, of tax or other government charge so paid to the French tax authorities. The Depositary shall, for a period of five years after the date of any such payment of tax or other government charge, maintain such receipt or other documents received from the Company in its files and shall, upon request, provide a copy of such receipt or other documents to the Holders and Beneficial Owners of the American Depositary Shares representing such Deposited Securities evidenced by Receipts held at the time of such distribution by such Holder or Beneficial Owner.

                                    ARTICLE V
                  THE DEPOSITARY. THE CUSTODIAN AND THE COMPANY

      SECTION 5.01. Maintenance of Office and Transfer Books by the Depositary. Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers and surrender of Receipts in accordance with the provisions of this Deposit Agreement.

      The Depositary shall keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Holders of Receipts, provided that such inspection shall not to the Depositary's knowledge be for the purpose of communicating with Holders of Receipts in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement or the Receipts.

      The Depositary may close the transfer books (but only after consultation with the Company to the extent practicable, if such closure is outside the ordinary course of the Depositary's business), at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder or at the reasonable request of the Company.

      The Depositary shall act as Registrar or, with the approval of the Company, appoint a Registrar or one or more co-registrars for registry of such Receipts in accordance with any requirements of the U.S. exchange or exchanges on which the American Depositary Shares are listed. Such Registrar or co-registrars may be removed and a substitute or substitutes appointed by the Depositary upon the request or with the approval of the Company.

      The Company shall have the right, upon reasonable request, to inspect the transfer and registration records of the Depositary relating to the Receipts, to take copies thereof and to require the Depositary and any co-registrars to supply copies of such portions of such records as the Company may reasonable request.

      SECTION 5.02. Prevention or Delay in Performance by the Depositary or the Company. Neither the Depositary nor the Company nor any of their directors, employees, agents or controlling persons (as defined under the Securities Act of 1933) shall incur any liability to any Holder or Beneficial Owner of any Receipt, if by reason of any provision of any present or future law of the United States or of The Republic of France or any other country or jurisdiction, or of any other governmental authority or stock exchange, or by reason of any provision, present or future, of the Statuts of the Company, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company shall be prevented, delayed or forbidden from doing or performing any act or thing which by the terms of this Deposit Agreement it is provided shall be done or performed; nor shall the Depositary or the Company incur any liability to any Holder or Beneficial Owner of a Receipt by reason of any nonperformance or delay, caused as aforesaid, in performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement.

      SECTION 5.03. Obligations of the Depositary, the Custodian and the Company. The Company assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to Holders or Beneficial Owners of Receipts, except that it agrees to use its best judgment and to act in good faith in the performance of its obligations set forth in this Deposit Agreement.

      The Depositary assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to Holders or Beneficial Owners of Receipts (including without limitation, liability with respect to the validity or worth of the Deposited Securities), except that it agrees to use its best judgment and to act in good faith in the performance of its duties set forth in this Deposit Agreement.

      Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

      Neither the Depositary nor the Company shall be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or Beneficial Owner of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information.

      The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or omission is in good faith and in accordance with the terms of this Deposit Agreement.

      The Depositary may own and deal in Receipts and, subject to the Statuts of the Company and to the laws of the Republic of France, in any class of securities of the Company and its affiliates.

      No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

      SECTION 5.04. Pre-Release of Shares and Receipts. Subject to the further terms and provisions of this Section 5.04, the Depositary and its agents, on their own behalf, may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Depositary may issue Receipts for evidence of rights to receive Shares from the Company, or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished on behalf of the holder thereof. The Depositary shall not lend Shares or Receipts; provided, however, that the Depositary may (i) issue Receipts prior to the receipt of Shares pursuant to Section 2.03 ("Pre-release") and (ii) deliver Shares prior to the receipt and cancellation of Receipts pursuant to
Section 2.05, including Receipts which were issued under (i) above but for which Shares may not have been received. The Depositary may receive Receipts in lieu of Shares under (i) above and receive Shares in lieu of Receipts under (ii) above. Each such transaction will be (a) accompanied by (x) a written representation from the person to whom Receipts or Shares are to be delivered that such person, or its customer, owns the Shares or Receipts to be remitted, as the case may be, or (y) such evidence of ownership of Shares or Receipts, as the case may be, as the Depositary deems appropriate, (b) at all times fully collateralized with cash, United States government securities or such other collateral of comparable safety and liquidity, (c) terminable by the Depositary on no more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems reasonably appropriate. The Depositary will normally limit the number of Receipts and Shares involved in such transactions at any one time to thirty percent (30%) of the Receipts outstanding (without giving effect to Receipts outstanding under (i) above), or Shares held hereunder, respectively; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate. The Depositary will also set limits with respect to the number of Receipts and Shares involved in transactions to be effected hereunder with any one person on a case by case basis as it deems appropriate. The Depositary may retain for its own account any compensation received by it in connection with the foregoing. Such collateral, but not the earnings thereon, shall be held for the benefit of the Holders only.

      SECTION 5.05. Resignation and Removal of the Depositary: Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

      The Depositary may at any time be removed by the Company by written notice of such removal effective upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

      In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Holders of all outstanding Receipts. Any such successor depositary shall promptly mail notice of its appointment to the Holders of Receipts.

      Any corporation into or with which the Depositary may be merged or consolidated shall, with the consent of the Company (which shall not be unreasonably withheld), be the successor of the Depositary without the execution or filing of any document or any further act.

      SECTION 5.06. The Custodian. The Depositary has initially appointed Credit Lyonnais (Paris) as custodian and agent of the Depositary for the purpose of this Deposit Agreement. The Custodian in acting hereunder shall be subject at all times and in all respects to the direction of the Depositary and shall be responsible solely to it. The Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective. The Depositary shall, promptly after receiving such notice, appoint a substitute custodian, after consultation with the Company, which shall thereafter be the Custodian hereunder. Whenever the Depositary determines, in its discretion, that it is in the best interest of the Holders and Beneficial Owners of Receipts to do so, it may appoint a substitute or an additional custodian, after consultation with the Company, which shall thereafter be Custodian hereunder. Upon demand of the Depositary, the Custodian shall deliver such of the Deposited Securities held by it as are requested of it to any other Custodian or such substitute or additional custodian or custodians. Each such substitute or additional custodian shall deliver to the Depositary forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary. Immediately upon any such change, the Depositary shall give notice thereof in writing to all Holders of Receipts.

      Upon the appointment of any successor depositary hereunder, any Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of each Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.

      SECTION 5.07. Notices and Reports. (a) On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of Deposited Securities, the Company agrees to transmit to the Custodian a copy of the notice thereof (m the English language) in the form given or to be given to holders of Shares or other Deposited Securities.

      (b) The Company will also promptly transmit to the Depositary (i) summaries in English or English-language versions or any reports, notices and other communications that are generally transmitted by the Company to holders of its Shares or other Deposited Securities, (ii) English-language versions of the Company's annual reports (including a review of operations and annual audited consolidated financial statements prepared in accordance with generally accepted accounting principles in France ("French GAAP"), together with a reconciliation of certain items contained in such financial statements to generally accepted accounting principles in the United States ("U.S. GAAP")), and (iii) semi-annual interim reports in English (including unaudited interim summary consolidated financial information prepared in accordance with French GAAP, together with a reconciliation of certain items contained in such financial information to U.S.
GAAP). The Depositary will, after consultation with the Company, arrange for the prompt mailing of copies to all Holders of Receipts of such notices and any other reports and communications, including, without limitation, all documents referred to in this Section 5.07.

      SECTION 5.08. Issuance of Additional Shares, Etc. In the event of any issuance of additional Shares or of other securities (including rights and convertible or exchangeable securities) as a dividend or distribution with respect to the Shares or other Deposited Securities evidenced by Receipts to the holders of Shares, the Company agrees that with respect to such issuance to holders, the Company will (i) forward to the Depositary written instructions as to the manner in which the Depositary is to effect actual delivery and (ii) in the event that the dividend or distribution to Holders is in a form other than payment of cash, upon the Depositary's reasonable request, the Company will promptly furnish to the Depositary a written opinion from counsel for the Company in the United States stating that such dividend or distribution will not violate the Securities Act of 1933.

      The Company agrees with the Depositary that neither the Company nor any company controlled by the Company will at any time deposit any Shares, either upon original issuance or upon a sale of Shares previously issued and required by the Company or by any company under its control unless a Registration Statement is in effect as to such Shares under the Securities Act of 1933 or unless the offering and sale of such Shares is exempt from registration under the provisions of such Act or the transaction is exempt under such Act. In the event that the Company relies upon an exemption from the registration requirements of the Securities Act of 1933, the Company agrees that it will provide the Depositary with a written statement as to the exemption upon which the Company so relies and, if the Depositary reasonably requests, the Company will furnish to the Depositary a written opinion of counsel stating that the offering and sale of such Shares is exempt from registration under the provisions of the Securities Act of 1933.

      The Company will advise each person who, to the best knowledge of the Company, controls, or is under common control with, the Company that such person is subject to the same restrictions on the deposit of Shares as the Company and persons controlled by the Company.

      SECTION 5.09. Indemnification. The Company agrees to indemnify the Depositary and each Custodian, and each of their directors, officers, employees, agents and affiliates against, and hold each of them harmless from, any liability or expense which may arise out of acts performed or omitted, in accordance with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or any Custodian, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Company or any of its agents.

      The indemnities contained in the preceding paragraph shall not extend to any liability or expense which may arise out of any Pre-Release (as defined in Section 5.04) but only to the extent that any such liability or expense arises in connection with (a) any United States Federal, state or local income tax laws or (b) the failure of the Depositary to deliver Deposited Securities when required under the terms of Section 2.05 hereof.

      The Depositary agrees to indemnify the Company and each of its directors, employees, agents and affiliates and hold it harmless from any liability or expense which may arise out of acts performed or omitted by the Depositary or its Custodian under the terms of the Deposit Agreement due to the negligence or bad faith of either the Depositary or the Custodian.

      Any person seeking indemnification hereunder (an "indemnified person") shall notify the person from whom it is seeking indemnification (the "indemnifying person") of a commencement of any indemnifiable action or claim promptly after such indemnified person becomes aware of such commencement (provided that the failure to make such notification shall not affect such indemnified person's rights under this Section 5.09) and shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim, which shall be reasonable in the circumstances. No indemnified person shall compromise or settle any action or claim without the consent of the indemnifying person, which consent shall not be unreasonably withheld.

      SECTION 5.10. Charges of Depositary. The Company, the Holders and the Beneficial Owners agree to pay to the Depositary the Depositary's fees identified as payable by them respectively on the Fee Schedule attached hereto as Exhibit B. Holders and Beneficial Owners and persons depositing Shares shall be required to pay (to the extent applicable and permitted by applicable law and the rules of any stock exchange on which the American Depositary Shares are admitted for trading) the following charges (in each case as identified in the Fee Schedule attached hereto as Exhibit B, as amended from time to time): (i) taxes (including applicable interest and penalties) and other governmental charges, (ii) such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities generally on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees thereof upon the making of deposits and withdrawals of Deposited Securities, (iii) such cable, telex and facsimile transmission and delivery expenses as are expressly provided elsewhere in this Deposit Agreement to be at the expense of the person depositing Shares or Holders and Beneficial Owners of American Depositary Shares, (iv) the expenses and charges incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.06 hereof, (v) such reasonable fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations, and

(vi) the fees and expenses incurred by the Depositary in connection with the delivery of Deposited Securities.

      The Company agrees to promptly pay to the Depositary such other fees and charges and to reimburse the Depositary for such out-of-pocket expenses as the Depositary and the Company may agree to in writing from time to time. Responsibility for payment of such charges may at any time and from time to time be changed by agreement between the Company and the Depositary. Unless otherwise agreed, the Depositary shall present its statement for such expenses and fees or charges to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

      The right of the Depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of this Deposit Agreement. As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.05 hereof, such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal.

      SECTION 5.11. Retention of Depositary Documents. The Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of this Deposit Agreement at the time permitted by the governing statutes unless such papers are required to be retained in connection with the performance of written agreements entered into between the Company and the Depositary from time to time or unless the Company requests that such papers be retained for a longer period or turned over to the Company or to a successor depositary.

                                   ARTICLE VI
                            AMENDMENT AND TERMINATION

      SECTION 6.01. Amendment. The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any such amendment, except as provided in the next sentence, requires no consent from the Holders of Receipts. Any amendment which shall impose or increase any fees or charges (other than the fees of the Depositary for the execution and delivery of Receipts and taxes and other governmental charges), or which shall otherwise prejudice any substantial existing right of

Holders of Receipts, shall not, however, become effective as to outstanding Receipts until the expiration of three months after notice of such amendment shall have been given to the Holders of outstanding Receipts except in order to comply with mandatory provisions of applicable law. Every Holder of a Receipt and any Beneficial Owner of the American Depositary Shares represented thereby at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt or such American Depositary Shares, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented by the American Depositary Shares evidenced thereby. Any amendment which shall increase any fees of the Depositary for the execution and delivery of Receipts shall not become effective as to Holders of outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to such Holders of outstanding Receipts.

      SECTION 6.02. Termination. The Depositary shall at any time at the direction of the Company terminate this Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate this Deposit Agreement if at any time 90 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.05. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary. At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it hereunder, without liability for interest, for the pro rata benefit of the Holders of Receipts which have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash. Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.09 and 5.10 hereof. The obligations of the Depositary under Section 5.09 hereof shall survive the termination of this Deposit Agreement.

                                   ARTICLE VII
                                  MISCELLANEOUS

      SECTION 7.01. Counterparts. This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument. Copies of this Deposit Agreement shall be filed with the Depositary and each Custodian and shall be open to inspection by any Holder of a Receipt at the Corporate Agency Office of the Depositary and the principal Paris office of any Custodian during business hours.

      SECTION 7.02. No Third Party Beneficiaries. This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

      SECTION 7.03. Severability. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no wise be affected, prejudiced or disturbed thereby.

      SECTION 7.04. Holders as Parties; Binding Effect. The Holders and Beneficial Owners of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof.

      SECTION 7.05. Notices. Any and all notices to be given to the Company shall be deemed to have been duly given if personally. delivered or sent by mail, air courier or cable, telex or facsimile transmission, confirmed by letter, addressed to GROUPE DANONE, 7, rue de Teheran, 75008 Paris, France,
Attention: Directeur General des Affaires Financieres, or to any other address which the Company may specify in writing.

      Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered or sent by mail, air courier or cable, telex or facsimile transmission, confirmed by letter, addressed to Citibank, N.A., 388 Greenwich Street, 14th floor, New York, New York 10013, U.S.A.,
Attention: ADR Department, or to any other address which the Depositary may specify in writing.

      Any and all notices to be given to any Holder of a Receipt shall be deemed to have been duly given to the Holder if personally delivered or sent by mail or cable, telex or facsimile transmission, confirmed by letter, addressed to such Holder at the address of such Holder as it appears on the transfer books for Receipts of the Depositary, or, if such Holder shall have filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address specified in such request.

      Delivery of a notice sent by mail, air courier or cable, telex or facsimile transmission shall be deemed to be effective at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box or delivered to an air courier service. The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it from the other or from any Holder of a Receipt, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

      SECTION 7.06. Governing Law. This Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York without regard to the principles of conflicts of laws thereof.

      SECTION 7.07 Compliance with U.S, Securities Laws. Notwithstanding anything in this Deposit Agreement to the contrary, the withdrawal or delivery of Deposited Securities will not be suspended by the Company or the Depositary except as would be permitted by Instruction 1.A.(1) of the General Instructions to Form F-6 Registration Statement, as amended from time to time, under the Securities Act.

      IN WITNESS WHEREOF, GROUPE DANONE and CITIBANK, N.A. have duly executed this Deposit Agreement as of the day and year first above set forth and all Holders and Beneficial Owners of Receipts shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof.

                                         GROUPE DANONE


                                         By /s/ Christian Laubie
                                            ------------------------------------
                                         Title: Senior Executive Vice President,
                                                Chief Financial Officer


                                         CITIBANK, N.A.


                                         By /s/ Nancy Lissemore
                                            ------------------------------------
                                         Title: Nancy Lissemore

                                    EXHIBIT A

Number                                                              CUSIP Number

                                                            AMERICAN DEPOSITARY
                                                                   SHARES
                                                            (EACH REPRESENTING
                                                           ONE-FIFTH OF A SHARE)

                            [FORM OF FACE OF RECEIPT]
                           AMERICAN DEPOSITARY RECEIPT
                                       FOR
                           AMERICAN DEPOSITARY SHARES
                                  representing
                               DEPOSITED SHARES OF
                                  GROUPE DANONE
             (Incorporated under the laws of the Republic of France)

      CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as Depositary (the "Depositary"), such Depositary's Corporate Agency Office being located at 388 Greenwich Street, 14th floor, New York, New York 10013, hereby certifies that _________________________________ is the owner of__________________________
American Depositary Shares, representing deposited ordinary shares in bearer form i.e., registered as "titres au porteur" with the Societe Interprofessionnelle pour la Compensation des Vaieurs Mobilieres, an organization that, inter alia maintains shares and other securities accounts of French listed companies), (euro).50 nominal value per share or evidence of rights to receive such ordinary shares ("Shares"), of GROUPE DANONE, a corporation organized under the laws of The Republic of France (the "Company"). At the date of the Deposit Agreement (as defined herein), each American Depositary Share represents one-fifth of a Share (until there shall occur a distribution upon Deposited Securities covered by Section 4.04 or a change in Deposited Securities covered by Section 4.09 with respect to which additional

Receipts are not executed and delivered, and thereafter American Depositary Shares shall represent the Shares or Deposited Securities specified in such Sections) deposited under the Deposit Agreement (as hereafter defined) with the Custodian, which at the date of execution of the Deposit Agreement is Credit Lyonnais (Paris). The Depositary's Corporate Agency Office is at a different address than its Principal Executive Offices. Its Principal Executive Office is at 399 Park Avenue, New York, New York 10043.

      (1) The Deposit Agreement. This American Depositary Receipt is one of an issue (herein called the Receipts), all issued and to be issued upon the terms and conditions set forth in the Deposit Agreement, dated as of December 3, 1990, as amended by Amendment No. 1 to Deposit Agreement, dated as of October 7, 1994 and Amendment No. 2 to Deposit Agreement, dated as of June 1, 1997, and as further amended by the Amended and Restated Deposit Agreement, dated as of November 19, 1997 (as so amended and as further amended from time to time, the "Deposit Agreement"), by and among the Company, the Depositary and all Holders and Beneficial Owners from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and becomes bound by all the terms and provisions thereof. The Deposit Agreement sets forth the rights of Holders and Beneficial Owners of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder, subject in the case of cash to paragraph (11) hereof, (such Shares, securities, property and cash are herein called "Deposited Securities"). Copies of the Deposit Agreement are on file at the Corporate Agency Office of the Depositary and the Custodian. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made, and terms not otherwise defined herein have the meaning ascribed to them in the Deposit Agreement.

      (2) Surrender of Receipts and Withdrawal of Deposited Securities. Upon surrender at the Corporate Agency Office of the Depositary of this Receipt, and upon payment of the fee, if any, of the Depositary provided in paragraph (6) of this Receipt, and subject to the further terms and conditions of the Deposit Agreement, the Holder hereof is entitled to delivery, to him or upon his order, of the Deposited Securities at the time represented by the American Depositary Shares for which this Receipt is issued. Delivery of such Deposited Securities may be made by the delivery of appropriate evidence of title to the order of the Holder hereof, as ordered by him or by the delivery of appropriate evidence of title endorsed or accompanied by proper instruments of transfer, or by book entry delivery. Such delivery will be made without unreasonable delay and, at the option of the Holder hereof, either at the office of any Custodian or at the Corporate Agency Office of the Depositary, provided that the forwarding of Shares or other Deposited Securities for such delivery at the Corporate Agency Office of the Depositary in the Borough of Manhattan, The City of New York shall be at the risk and expense of the Holder hereof.

      (3) Transfers, Split-ups and Combinations. Subject to the limitations stated herein, this Receipt is transferable on the books of the Depositary by the Holder hereof in person or by duly authorized attorney, upon surrender of this Receipt properly endorsed or accompanied by proper instruments of transfer and duly stamped as may be required by law; provided, however, that the Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement. This Receipt may be split into other Receipts or may be combined with other Receipts into one Receipt, representing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, the Company or the Custodian may require payment of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto and payment of any applicable fees as provided in paragraph (6) of this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any laws or governmental regulations relating to American depositary receipts or to the withdrawal of Deposited Securities.

      The Depositary may refuse to execute and to deliver Receipts, register the transfer of any Receipt, or make any distribution of any dividend or other distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until it has received such proof of citizenship, residence, exchange control approval, payment of applicable French or other taxes or governmental charges, legal or beneficial ownership or other information as it may deem necessary or proper in accordance with applicable laws and regulations. The delivery of Receipts against deposits of particular Shares may be suspended, or the delivery of Receipts against the deposit of particular Shares may be withheld or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer generally may be suspended, during any period when the transfer books of the Depositary or the appointed agent for the Company for the transfer and registration of Shares are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time in accordance with the Deposit Agreement. Notwithstanding any provision of the Deposit Agreement or this Receipt, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended, except as required in connection with (i) temporary delays caused by closing the transfer books of the Depositary or the Company (or the appointed agent for the Company for the transfer and registration of Shares) or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary will not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the provisions of the United States Securities Act of 1933, as from time to time amended, (the "Securities Act") unless a registration statement is in effect as to such Shares.

      The Depositary will comply with written instructions from the Company requesting that the Depositary not accept for deposit hereunder any Shares or rights identified in such instructions in order to facilitate the Company's compliance with U.S. Federal and State securities laws.

      (4) Liability of Holder and Beneficial Owners for Taxes. If any French or other tax or other governmental charge shall become payable with respect to any Receipt or any Deposited Securities represented by the American Depositary Shares evidenced hereby, such tax or other governmental charge shall be payable by the Holder hereof to the Depositary. The Depositary may refuse, and the Company shall be under no obligation, to effect any registration of transfer of all or part of this Receipt or any withdrawal of Deposited Securities represented hereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder and Beneficial Owner hereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced hereby, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder hereof and the Beneficial Owner remaining liable for any deficiency.

      (5) Representations and Warranties on Deposit of Shares by Depositor. Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares are validly issued, fully paid and non-assessable and any pre-emptive rights have been validly waived, and that the person making such deposit is duly authorized so to do. Every such person shall also be deemed to represent and warrant that the Shares being deposited and the American Depositary Shares representing such Shares are not Restricted Securities. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts in respect thereof. If such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions reasonably necessary to correct the consequences thereof.

      (6) Charges of Depositary. The Depositary shall charge fees for receiving deposits and issuing Receipts, for delivering deposited Shares against surrender of Receipts, for splits and combinations of Receipts, for sales or exercise of rights or for other services performed upon the terms set forth in the Deposit Agreement. The Depositary and the Company reserve the right to modify, reduce or increase any fees or charges for services performed. The Depositary shall charge any party to whom Receipts are issued or who surrenders Receipts a fee of up to U.S. $5.00 or less per 100 American Depositary Shares (or portion thereof) for the issuance or surrender, respectively, of a Receipt. The Depositary shall also charge a fee of up to $2.00 per 100 American Depositary Shares in the case of a distribution of cash proceeds, and a fee of up to $5.00 per 100 American Depositary Shares in the case of a distribution of American Depositary Shares pursuant to the exercise of rights. In both cases such charge shall be for the account of the Holder seeking to receive such distribution. The Depositary will provide, without charge, a copy of its latest fee schedule to anyone upon request. In addition, Holders, Beneficial Owners, and persons depositing Shares will be requested to pay taxes and other governmental charges, registration fees, cable, telex and facsimile transmission and delivery expenses, and other reasonable expenses incurred by the Depositary in connection with its obligations and duties under the Deposit Agreement. Any other charges and expenses of the Depositary under the Deposit Agreement will be paid by the Company upon agreement between the Depositary and the Company concerning the nature and amount of such charges and expenses. All fees and charges may at any time and from time to time be changed by agreement between the Company and the Depositary. The provisions in respect of these charges may be changed in the manner indicated in paragraph (20) of this Receipt.

      (7) Disclosure of Interests. For purposes of this Paragraph (7), the term "Shares" shall mean any shares issued by the Company, including bearer and registered shares. The Holder hereof agrees to comply with the Company's Articles of Association, as they may be amended from time to time ("Statuts"), and the laws of the Republic of France with respect to the disclosure requirements regarding ownership of Shares, all as if this Receipt were to the extent practicable the Shares represented hereby. As of the date of the Deposit Agreement, such disclosure requirements are as follows:

      Pursuant to the Company's Statuts, any person or entity that becomes or ceases to be the owner of Shares or shares assimilated to Shares (which include American Depositary Shares evidenced by this Receipt), as discussed below in this Paragraph (7) equal to 1% of the voting rights of the Company or a multiple thereof must notify the Company by registered letter (return receipt requested) of the total number of Shares and voting rights held by it, no later than 15 days after acquiring or selling such amount. In order to facilitate compliance with these notification requirements, a Holder or Beneficial Owner may deliver such notification to the Depositary in respect to Shares represented by American Depositary Shares held by such Holder or Beneficial Owner and the Depositary shall, as soon as practicable after receipt thereof, forward such notification to the Company.

      In the event that a holder fails to comply with the above requirements of the Company's Statuts, and upon request of a holder or holders of 5% or more of the voting rights of the Company, such holder shall not be permitted, in accordance with, and subject to the limitations provided under French law, to exercise voting rights or grant proxies therefor with respect to any Shares exceeding the above-mentioned thresholds at any shareholders' meeting for a period of two years from the date notification has been received.

      Pursuant to the Law on the Security and Transparency of Financial Markets of August 2, 1989, as amended, any person or entity acting alone or in concert with others that acquires, directly or indirectly, more than one-twentieth, one-tenth, one-fifth, one-third, one-half or two-thirds of the total number of Shares or voting rights (or Shares or voting rights assimilated thereto (which include American Depositary Shares evidenced by this Receipt), as discussed below in this Paragraph (7)) must so notify the Company within 15 calendar days and the Conseil des Marches Financiers in each case after the date such threshold has been crossed of the number of Shares it holds and the voting rights attached thereto. A holder of Shares is also required to notify the Company and the Conseil des Marches Financiers if the percentage of Shares or voting rights owned by such Holder falls below the levels described in the previous sentence. In order to permit holders of Shares to give the notice required by law, the Company is obligated to file with the Bulletin des Annonces Legales Obligatoires ("BALO") within 15 days of the Company's annual general meeting, information with respect to the total number of votes available as of the date of such meeting. In addition, if the number of available votes changes by more than 5%, the Company is required to notify the BALO, within 15 days of such change, of the number of votes then available.

      In the event that a Holder or Beneficial Owner fails to comply with the requirements of the preceding paragraph, such Holder or Beneficial Owner will not be permitted, to exercise voting rights with respect to any Shares or securities representing Shares exceeding the above referenced thresholds as to which any required disclosure (as set forth in the preceding paragraph) has not been made until the end of a two-year period following the date on which such Holder or Beneficial Owner has complied with such disclosure requirement. In addition, a French court may, under certain circumstances, eliminate all or part of the voting rights of such Holder or Beneficial Owner for a period not to exceed five years, and such Holder or Beneficial Owner may be subject to criminal penalties.

      The provisions of this Paragraph (7) relating to Shares or voting rights held by a person or an entity also apply to (1) Shares or voting rights held by another person or entity on behalf of such person or entity, (ii) Shares or voting rights held by any company which is directly or indirectly controlled by such person or entity, (iii) Shares or voting rights held by a third party acting in concert with such person or entity, or (iv) Shares or voting rights that such person or entity, or any person or entity referred to in (i), (ii) or
(iii) above, is entitled to acquire at its sole option by virtue of an agreement.

      (8) Title to Receipts. Subject to the limitations set forth herein, it is a condition of this Receipt, and every successive Holder hereof by accepting or holding the same consents and agrees, that title to this Receipt (and to the American Depositary Shares evidenced hereby), when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may deem and treat the Holder hereof as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes.

      (9) Validity of Receipt. This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if a Registrar for the Receipts shall have been appointed, such signature may be a facsimile if this Receipt is countersigned by the manual signature of a duly authorized officer of such Registrar.

      (10) Available Information. The Company is subject to the reporting requirements of the Securities Exchange Act of 1934 applicable to foreign private issuers and in accordance therewith will file reports and other information with the Commission. Such information may be inspected by Holders or Beneficial Owners and copied at public reference facilities maintained by the Commission located at 100 F. Street, N.E., Washington, D.C. 20549, and at the Corporate Agency Office of the Depositary.


Dated: ________________________

Countersigned                                CITIBANK, N.A., as
                                             Depositary


By:________________________________          By ________________________________
         Authorized Officer                            Vice President

      The address of the Corporate Agency Office of the Depositary is 388 Greenwich Street, 14th floor, New York, New York 10013, U.S.A. The Depositary's Corporate Agency Office is at a different address than its Principal Executive Office. Its Principal Executive Office is at 399 Park Avenue, New York, New York 10043.

                          (FORM OF REVERSE OF RECEIPT)
                    SUMMARY OF CERTAIN ADDITIONAL PROVISIONS
                            OF THE DEPOSIT AGREEMENT

      (11) Dividends and Distributions; Rights. Whenever the Depositary is notified by the Custodian of the receipt of any cash dividend, the Depositary will, or will cause its agent to, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary (in light of applicable law) be converted on a reasonable basis into United States dollars distributable to the Holders of Receipts entitled thereto and, subject to the provisions of the Deposit Agreement, convert such dividend or distribution into United States dollars and will distribute the amount thus received (less any reasonable and customary expenses incurred by the Depositary in converting such foreign currency) to the Holders of Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively after deduction or upon payment of the fees and expenses of the Depositary as set forth in Paragraph (6) hereof; provided, however, that the amount distributed will be reduced by any amounts required to be withheld by the Company or the Depositary in respect of taxes or other governmental charges. If in the judgment of the Depositary amounts received in foreign currency may not (in light of applicable law) be converted on a reasonable basis into United States dollars distributable to the Holders of Receipts entitled thereto, the Depositary shall (a) as to that portion of the foreign currency that is convertible into dollars, make such conversion and, if permitted by applicable law, transfer such dollars to the United States for distribution to Holders in accordance with the terms of the Deposit Agreement and (b) as to the nonconvertible balance, if any, (i) if requested in writing by a Holder, distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by(,) the Depositary or Custodian to such Holder and (ii) hold any amounts of nonconvertible foreign currency not distributed (iii) uninvested and without liability for interest thereon for the respective accounts of, the Holders entitled to receive the same. If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may with the Company's approval, and shall if the Company shall so request, distribute to the Holders of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them, respectively, additional Receipts for an aggregate number of American Depositary Shares representing the number of Shares received as such dividend or free distribution. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary will sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds, converted into United States dollars if not in such dollars (if such conversion may (in light of applicable law) in the judgment of the Depositary be achieved on a reasonable basis), to the Holders of Receipts entitled thereto. If additional Receipts are not so distributed (except as pursuant to the preceding sentence), each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby. In the event that the Company shall offer or cause to be offered to the Holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Company, will either (a) make such rights available to Holders of Receipts by means of warrants or otherwise, if lawful and feasible after deduction or upon payment of the fees and expenses of the Depositary as set forth in Paragraph (6) hereof, or
(b) if making such rights available is not lawful or not feasible, or if the rights represented by such warrants or other instruments are not exercised and appear to be about to lapse, use its best efforts (subject to the limitations set forth in the Deposit Agreement) to sell such rights or warrants or other instruments at such place or places and upon such terms (including public or private sale) as the Depositary may reasonably deem proper, and after deduction or upon payment of the fees and expenses of the Depositary, allocate the net proceeds of such sales, as in the case of a cash distribution, for account of the Holders of Receipts otherwise entitled thereto.

      (12) Record Dates. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever the Depositary causes a change in the number of Shares represented by each American Depositary Share, or whenever the Depositary finds it necessary or convenient in respect of any matter, the Depositary will fix a record date (which shall be as near as practicable to the record date for Shares set by the Company having regard for the rules of the exchange on which the American Depositary Shares are listed) (a) for the determination of the

Holders of Receipts who will be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, subject to the provisions of the Deposit Agreement or (b), for determining the date on or after which each American Depositary Share will represent the changed number of Shares, subject in each case to the terms of the Deposit Agreement.

      (13) Voting of Shares. Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall, as soon as practicable thereafter, mail to the Holders of Receipts (A) a notice in English, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (i) such information as is contained in such notice of meeting, and (ii) a statement that the Holders as of the close of business in New York on a record date established by the Depositary pursuant to the terms of the Deposit Agreement will be entitled, subject to any applicable provisions of French law and the Statuts of the Company and the terms of the Deposited Securities, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by such Holder's American Depositary Shares, (B) a voting instruction card to be prepared by the Depositary and the Company (a "Voting Instruction Card") setting forth, inter alia, the date established by the Depositary for the receipt of such Voting Instruction Card (the "Cut-off Date") and (C) copies of or summaries in English of any materials provided by the Company for the purpose of enabling the Holders to give instructions for the exercise of such voting rights. Voting instructions may be given only in respect of a number of American Depositary Shares representing an integral number of Shares. As a precondition for exercising any voting rights, any persons holding American Depositary Shares who are not the Holders of the Receipt(s) registered in name on the books of the Depositary evidencing such American Depositary Shares (e.g., persons holding their American Depositary Shares through the Depository Trust Company) must arrange for the delivery in a blocked account ("Blocking"), established for such purposes by the Depositary, of the relevant number of American Depositary Shares for the period to commence on the date to be fixed by the Depositary (on a date which shall be as near as practicable to the corresponding date established by the Company in France in respect of the Shares) after consultation with the Company until the completion of such meeting (the "Blocked Period"). The Depositary will use its best efforts to implement and maintain procedures to allow for the Blocking of American Depositary Shares as contemplated by the preceding sentence. Holders of Receipts registered in name on the books of the Depositary (other than the Depository Trust Company) will not, as a precondition for exercising voting rights, be required to deliver their American Depositary Shares to the Depositary for Blocking but will be required to irrevocably instruct the Depositary not to transfer the Receipts (and not to cancel such Receipts upon receipt of cancellation and withdrawal instructions evidencing the American Depositary Shares in respect of which voting instructions have been given ("Stop Transfer Instructions")). The Depositary shall, upon receipt of such Stop Transfer Instructions, refuse to transfer (and cancel Receipts upon receipt of cancellation and withdrawal instructions) the Receipts indicated in such Stop Transfer Instructions, during the Blocked Period.

      Upon receipt by the Depositary from a Holder of American Depositary Shares of (i) a properly completed Voting Instruction Card on or before the Cut-off Date and (ii) either the requisite number of American Depositary Shares delivered for Blocking or duly completed Stop Transfer Instructions, the Depositary will, in respect of such American Depositary Shares, forward the voting instructions contained in the Voting Instruction Card to the Custodian and will instruct the Custodian to use reasonable efforts, insofar as practical and permitted under any applicable provisions of French law and the Statuts of the Company, to vote or cause to be voted the Shares represented by such American Depositary Shares in accordance with the instructions set forth in such Voting Instruction Card. The Depositary will only vote, or cause to be voted, or attempt to exercise the right to vote that attaches to, Shares represented by American Depositary Shares in respect of which a properly completed Voting Instruction Card has been received. In the case of a Voting Instruction Card received in respect of any Holder of American Depositary Shares who is not the Holder of the Receipt evidencing such American Depositary Shares on the books of the Depositary, the Depositary will not vote or cause to be voted the number of Shares represented by such American Depositary Shares unless the Depositary has received verification that such number of American Depositary Shares has been deposited in a blocked account for the Blocked Period by such person. The Depositary will not vote, or cause to be voted, or attempt to exercise the right to vote that attaches to, Shares represented by American Depositary Shares in respect of which the Voting Instruction Card is improperly completed or in respect of which (and to the extent) the voting instructions included in the Voting Instruction Card are illegible or unclear.

      As each American Depositary Share represents one-fifth of a Share as of the date of the Deposit Agreement, voting rights may be exercised only in respect of five American Depositary Shares, or multiples thereof.

      Holders of American Depositary Shares who wish to attend any meeting of the Company's shareholders in person will need to make separate arrangements therefor with the Depositary.

      According to French law and the Company's Statuts, only holders of Shares who hold their Shares in registered form for at least two years will be entitled to double voting rights. Holders of Receipts (which evidence American Depositary Shares representing Shares in bearer form) will not be entitled to double voting rights.

      Notwithstanding anything in the Deposit Agreement to the contrary, the Depositary and the Company may modify or amend the above voting procedures or adopt additional voting procedures from time to time as they determine may be necessary or appropriate to comply with French or United States law or the Statuts of the Company.

      (14) Changes Affecting Deposited Securities. Upon any change in nominal value, split-up, consolidation, cancellation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or the Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional or new Receipts are delivered pursuant to the following sentence. In any such case the Depositary may, with the Company's approval, and shall, if the Company shall so request, execute and deliver additional Receipts as in the case of a stock dividend on the Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

      Immediately upon the occurrence of any such change, conversion or exchange covered by this Paragraph (14) in respect of the Deposited Securities, the Company shall notify the

Depositary in writing of such occurrence and, as soon as practicable after receipt of such notice from the Company, the Depositary shall give notice thereof, at the Depositary's expense, in writing to all Holders of Receipts.

      (15) Reports; Inspection of Transfer Books. The Depositary will make available for inspection by Holders of Receipts at its Corporate Agency Office and at the office of each Custodian any reports and communications received from the Company which are both (a) received by the Depositary or a Custodian or the nominee of either as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary will also send to Holders of Receipts copies of such reports when furnished by the Company as provided in the Deposit Agreement. The Depositary will keep books for the registration of Receipts and their transfer which will be open at all reasonable times for inspection by the Company and Holders of Receipts, provided that such inspection shall not be for the purpose of communicating with Holders of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

      (16) Withholding. Notwithstanding any other provision of the Deposit Agreement, in the event that the Depositary determines that any distribution in property (including Shares or rights to subscribe therefor) is subject to any taxes or governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes or governmental charges, and the Depositary shall distribute the net proceeds of any such sale and the balance of any such property after deduction of such taxes or governmental charges to the Holders of Receipts entitled thereto in proportion to the number of American Depositary Shares held by them respectively.

      The Depositary agrees to use reasonable efforts to establish procedures acceptable to the French tax authorities to enable eligible U.S. resident Beneficial Owners to recover any excess French withholding taxes initially withheld or deducted from dividends and other distributions of the Company to such U.S. resident Beneficial Owners and to receive any payment in respect of the "avoir fiscal" for which such Beneficial Owners may be eligible from the French Treasury. Upon request of any U. S. resident Beneficial Owner who certifies to the Depositary that it has not already applied for or received a tax refund from the French tax authorities or that such U.S. resident Beneficial Owner's application for such a refund has been rejected, the Depositary will provide a copy of the French form being prescribed for use by the French tax authorities at the time of such request for the filing of an application for such, refunds ("Application for Refund"), together with instructions to such Beneficial Owner and will arrange for the filing with the French tax authorities of such Application for Refund if properly completed by such U.S. resident Beneficial Owner and timely returned to the Depositary so as to enable the timely filing of such Application for Refund with the French tax authorities.

      In addition, the Depositary will use reasonable efforts to establish procedures acceptable to the French tax authorities for eligible U.S. resident Holders to be subject to a reduced withholding rate of 15%, if available, at the time dividends are paid. In connection therewith, the Depositary shall take reasonable steps to provide eligible U.S. resident Holders with such forms as may be prescribed by the French Treasury and to take such other reasonable steps as may be required to file such forms with the appropriate French tax authorities.

      The Company shall provide the Depositary with an official receipt from French tax authorities setting forth the amounts of tax or other governmental charge paid to the French tax authorities. The Depositary shall, for a period of five years after the date of any such payment of tax or other government charge, maintain such receipt (or other document received from the Company) in its files and shall, upon request, provide a copy of such receipt to the Holders and Beneficial Owners of the American Depositary Shares representing such Deposited Securities evidenced by Receipts held at the time of such distribution by such Holder or Beneficial Owner.

      (17) Liability of the Company and Depositary. Neither the Depositary nor the Company (nor any of their directors, employees, agents, or controlling persons (as defined under the Securities Act) will incur any liability to any Holder or Beneficial Owner of this Receipt, if by reason of any provision of any present or future law of any country or jurisdiction or of any other governmental authority or stock exchange, or by reason of any provision, present or fixture, of the Statuts of the Company, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company shall be prevented or forbidden from, or delayed, in doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed nor shall the Depositary or the Company incur any liability to any Holder or Beneficial

Owner of a Receipt by reason of any nonperformance or delay, caused as aforesaid, in performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement. Neither the Company nor the Depositary assumes any obligation or shall be subject to any liability under the Deposit Agreement to Holders or Beneficial Owners of Receipts, except that each of them agrees to use its best judgment and to act in good faith in the performance of such duties as are specifically set forth in the Deposit Agreement. Neither the Depositary nor the Company will be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense and liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and no Custodian will be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. Neither the Depositary nor the Company will be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or Beneficial Owner of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information. The Depositary and it agents may own and deal in any class of securities of the Company and its affiliates and in Receipts.

      The Company agrees to indemnify the Depositary and each Custodian against, and hold each of them harmless from, any liability or expense which may arise out of acts performed or omitted, in accordance with the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (1) by either the Depositary or any Custodian, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Company or any of its agents.

      (18) Pre-Release of Shares and Receipts. Subject to the further terms and provisions of this Paragraph (18), the Depositary and its agents, on their own behalf, may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Depositary may issue Receipts for evidence of rights to receive Shares from the Company, or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares.

Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished on behalf of the Holder thereof. The Depositary shall not lend Shares or Receipts; provided, however, that the Depositary may
(i) issue Receipts prior to the receipt of Shares pursuant to Section 2.03 of the Deposit Agreement ("Pre-Release") and (ii) deliver Shares prior to the receipt and cancellation of Receipts pursuant to Section 2.05 of the Deposit Agreement, including Receipts which were issued under (i) above but for which Shares may not have been received. The Depositary may receive Receipts in lieu of Shares under (i) above and receive Shares in lieu of Receipts under (ii) above. Each such transaction will be (a) accompanied by (x) a written representation from the person to whom Receipts or Shares are to be delivered that such person, or its customer, owns the Shares or Receipts to be remitted, as the case may be, or (y) such evidence of ownership of Shares or Receipts, as the case may be, as the Depositary deems appropriate, (b) at all times fully collateralized with cash, United States government securities or such other collateral of comparable safety and liquidity, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems reasonably appropriate. The Depositary will normally limit the number of Receipts and Shares involved in such transactions at any one time to thirty percent (30%) of the Receipts outstanding (without giving effect to Receipts outstanding under (i) above), or Shares held hereunder, respectively; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate. The Depositary will also set limits with respect to the number of Receipts and Shares involved in transactions to be effected hereunder with any one person on a case by case basis as it deems appropriate.

      The Depositary may retain for its own account any compensation received by it in connection with the foregoing. Such collateral, but not the earnings thereon, shall be held for the benefit of the Holders only.

      (19) Resignation and Removal of Depositary: Substitution of Custodian. The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by written notice of such removal, effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time appoint a substitute or an additional custodian after consultation with the Company and the term "Custodian" shall also refer to such substitute or additional custodian.

      (20) Amendment of Deposit Agreement and Receipts. The form of the Receipts and the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary. Any such amendment, except as provided in this Paragraph (20), requires no consent from Holders or Beneficial Owners of Receipts. Any amendment which shall impose or increase any fees or charges (other than the fees of the Depositary for the execution and delivery of Receipts and taxes or other governmental charges), or which shall otherwise prejudice any substantial existing right of Holders or Beneficial Owners of Receipts, shall not, however, become effective as to outstanding Receipts until the expiration of three months after notice of such amendment shall have been given to the Holders of outstanding Receipts except in order to comply with mandatory provisions of applicable law. Every Holder of a Receipt and any Beneficial Owner of the American Depositary Shares represented thereby at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt or such American Depositary Shares, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder hereof to surrender this Receipt and receive therefor the Deposited Securities represented by the American Depositary Shares evidenced hereby. Any amendment which shall increase any fees of the Depositary for the execution and delivery of Receipts shall not become effective as to Holders and Beneficial Owners of outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Holders of outstanding Receipts.

      (21) Termination of Deposit Agreement. The Depositary will at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement if at any time 90 days after the Depositary shall have resigned, a successor depositary shall not have been appointed and accepted its appointment. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter will discontinue the registration of transfers of

Receipts, will suspend the distribution of dividends to the Holders thereof, and will not give any further notices or perform any further acts under the Deposit Agreement, except the collection of dividends and other distributions pertaining to Deposited Securities, and the delivery of Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary. At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, without liability for interest, for the pro rata benefit of the Holders of Receipts not theretofore surrendered. Thereafter the Depositary will be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash.

      (22) Retention of Depositary Documents. The Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of the Deposit Agreement at the time permitted by the governing statutes unless such papers are required to be retained in connection with the performance of written agreements entered into between the Company and the Depositary from time to time or unless the Company requests that such papers be retained for a longer period or turned over to the Company or to a successor depositary.

      (23) Power of Attorney. Each Holder and Beneficial Owner, upon acceptance of the American Depositary Receipts issued in accordance with the terms of the Deposit Agreement, hereby appoints the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all steps or action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the terms of the Deposit Agreement and this Receipt.

      (24) Compliance with U.S. Securities Laws. Notwithstanding anything in the Deposit Agreement or this Receipt to the contrary, the withdrawal or delivery of the Deposited Securities will not be suspended by the Company or the Depositary except as would be permitted by Instruction I.A.(1) of the General Instructions to Form F-6 Registration Statement, as amended from time to time, under the Securities Act.

                                    EXHIBIT B
                       DEPOSITARY FEES AND RELATED CHARGES

     All capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Deposit Agreement.

I.    Depositary Fees

      The Holders and Beneficial Owners agree to pay the following fees of the
Depositary:

-------------------------------------------------------------------------------------------------------
               Service                            Rate                         By Whom Paid
-------------------------------------------------------------------------------------------------------
(1)      Issuance of American              Up to $5.00 per 100            Party for whom deposits are
         Depositary Shares upon            American Depositary            made or party receiving
         deposit of Shares                 Shares (or fraction            American Depositary Shares.
         (excluding issuances              thereof) issued.
         contemplated by
         paragraphs (3)(b) and (5)
         below).
-------------------------------------------------------------------------------------------------------
(2)      Delivery of Deposited             Up to $5.00 per 100            Party surrendering American
         Securities, property and          American Depositary            Depositary Shares or making
         cash against surrender of         Shares (or fraction            withdrawal.
         American Depositary               thereof) surrendered.
         Shares.
-------------------------------------------------------------------------------------------------------
(3)      Distribution of (a) cash          No fee.                        N/A
         dividend or (b) American
         Depositary Shares
         pursuant to stock
         dividends (or other free
         distribution of stock).
-------------------------------------------------------------------------------------------------------
(4)      Distribution of cash              Up to $2.00 per 100            Party to whom distribution is
         proceeds (i.e. upon sale          American Depositary            made.
         of rights and other               Shares held.
         entitlements).
-------------------------------------------------------------------------------------------------------
(5)      Distribution of American          Up to $5.00 per 100            Party to whom distribution is
         Depositary Shares                 American Depositary            made.
         pursuant to exercise of           Shares issued.
         rights.
-------------------------------------------------------------------------------------------------------

II.   Charges

      Holders and Beneficial Owners shall be responsible for the following charges: NYlDELHENEF121]70814kwc06! DOCfl U191971U2S1.O113D0' B-2

      (i) taxes (including applicable interest and penalties) and other governmental charges;

      (ii) such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities generally on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees thereof upon the making of deposits and withdrawals, respectively;

      (iii) such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing Shares or Holders and Beneficial Owners of American Depositary Shares;

      (iv) the expenses and charges incurred by the Depositary in the conversion of foreign currency;

      (v) such reasonable fees and expenses as are incurred by the Depositary in connection with compliance with, exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, American Depositary Shares and ADRs; and

      (vi) the fees and expenses incurred by the Depositary in connection with the delivery of Deposited Securities.


                                      B-2